UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

      Effective August 24, 2016, BJ’s Restaurants, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to its existing Amended and Restated Credit Agreement, dated September 3, 2014, with Bank of America, N.A. (“BofA”) and JPMorgan Chase Bank, N.A., pursuant to which the Company increased its existing unsecured revolving line of credit (the “Line of Credit”) to $200,000,000 from $150,000,000. A general description of the Line of Credit, as amended, is set forth below and is qualified in its entirety by reference to the Credit Agreement (filed as Exhibit 10.2 to the Company’s Form 10-Q filed on November 3, 2014) and the Amendment (filed herewith as Exhibit 10.1).

      The Line of Credit is guaranteed by the Company’s subsidiaries and may be used for working capital and other general corporate purposes. While the Company is not obligated to utilize the Line of Credit, it is expected that the Line of Credit will be used primarily for the issuance of letters of credit in connection with the Company’s insurance program and to fund a portion of the Company’s recently previously announced stock repurchase program.

      Borrowings under the Line of Credit bear interest at either LIBOR plus a percentage not to exceed 1.75% or at a rate ranging from BofA’s Prime Rate to 0.75% above BofA’s Prime Rate depending on the level of lease and debt obligations of the Company as compared to EBITDA and lease expenses. Pursuant to the Line of Credit, the Company will be required to pay certain customary fees and expenses associated with maintenance and use of the Line of Credit including letter of credit issuance fees and unused commitment fees. Interest on the Line of Credit is payable monthly and the Line of Credit expires, and all borrowings thereunder must be repaid on or before, September 3, 2019.

      The Line of Credit contains certain representations and warranties, affirmative and negative covenants and events of default that are customary for credit arrangements of this type, including covenants which restrict the Company’s ability to, among other things, create liens, borrow money (other than purchase money indebtedness and trade credit, lease obligations incurred in the ordinary course, and similar ordinary course liabilities), and engage in mergers, consolidations, significant asset sales and certain other transactions. The Company also agreed to maintain specified fixed charge coverage and overall debt ratios which, if not met, would place additional customary restrictions on the Company, including the ability to redeem or repurchase stock or pay dividends.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the description contained in Item 1.01 above which is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	First Amendment to Amended and Restated Credit Agreement, dated August 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: August 26, 2016	By:	/s/ GREGORY A. TROJAN
Gregory A. Trojan
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)